                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  July 17, 1997





                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)



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
           Delaware                           0-21587                     61-1308435
(State or other jurisdiction of       (Commission File Number)         (I.R.S. Employer
incorporation or organization)                                      Identification Number)
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                               9109 Parkway East
                          Birmingham, Alabama  35206
                   (Address of principal executive offices)


                                (205) 836-1212
             (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------


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Item 5.   Other Events

On July 9, 1997, PJ America, Inc., a Delaware corporation ("the Company"), issued a press release announcing earnings for the second quarter ended June 29, 1997. Pro forma net income for the second quarter of 1997 was $841 thousand, or 16 cents per share, compared to $458 thousand, or 13 cents per share for the comparable period in 1996. The above pro forma results include expenses of $124 thousand incurred in connection with the company's merger with Ohio Pizza Delivery (OPD), which have been expensed in the second quarter of 1997. Pro forma results reflect earnings of the Company restated to give retroactive effect to the merger with OPD, which was accounted for as a pooling of interests and includes a pro forma provision for income taxes as if OPD was a C corporation rather than an S corporation.


Item 7.   Financial Statements and Exhibits

This 8-K also includes the operating results of the Company from June 5, 1997 through July 6, 1997. These operating results include the results of OPD, which merged into PJ Acquisition Subsidiary, a wholly owned subsidiary of the Company, on June 5, 1997.

(C)  Exhibits:

     99.1 PJ America, Inc. Press Release dated July 9, 1997, announcing second quarter 1997 pro forma earnings.

     99.2 Schedule of net earnings for the period June 5, 1997 through July 6, 1997.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PJ AMERICA, INC.



Date:  June 11, 1997            By        /s/  D. Ross Davison
                                   -------------------------------------------
                                               D. Ross Davison
                                    Vice President, Chief Financial Officer
                                   and Treasurer (Principal Financial Officer)



                                 EXHIBIT INDEX
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


Item No.                     Exhibit No.           Description
--------                     -----------           ---------------------------------------------------------------------------

7 (c)                        99.1                  PJ America, Inc. Press Release dated July 9, 1997,
                                                   announcing second quarter 1997 pro forma earnings.

                             99.2                  Schedule of net earnings for the period June 5, 1997 through July 6, 1997.
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